EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the registration statements of U-Ship, Inc. on Form S-3/A (File No. 333-34411) and Form S-8 (File No. 333-06269) of our report dated August 7, 1998, except for Note 11, as to which the date is September 15, 1998, relating to the consolidated financial statements of U-Ship, Inc. and subsidiaries as of June 30, 1998 and for the year then ended, which report appears in this June 30, 1998 annual report on Form 10-KSB of U-Ship, Inc.


                                          /s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
                                          --------------------------------------
                                          LURIE, BESIKOF, LAPIDUS & CO., LLP


Minneapolis, Minnesota
September 28, 1998